                                  WATERFRONT PLAZA

                                    OFFICE LEASE

                                   by and between

                          WATERFRONT TOWER PARTNERS, L.P.

                                    ("Landlord")

                                        and

                          SERENA CONSULTING, INCORPORATED
                          -------------------------------

                                     ("Tenant")

                    For the approximately 15,594 SF premises at

               500 Airport Boulevard, Suite 200, Burlingame, CA 94010

                                    OFFICE LEASE

                                 Table of Contents

PARAGRAPH                                                                  PAGE
---------                                                                  ----
1.   Parties                                                               1

2.   Terms and Definitions                                                 1

3.   Premises and Common Areas                                             1

4.   Lease Term                                                            2

5.   Rent                                                                  2

6.   Direct Expenses                                                       3

7.   Late Payment Charges                                                  4

8.   Security Deposit                                                      4

9.   Condition of Premises                                                 4

10.  Holding Over                                                          4

11.  Use of the Premises                                                   5

12.  Quiet Enjoyment                                                       5

13.  Alterations                                                           5

14.  Surrender of the Premises                                             6

15.  Personal Property Taxes                                               6

16.  Utilities and Services                                                6

17.  Repair and Maintenance                                                6

18.  Liens                                                                 7

19.  Landlord's Right to Enter the Premises                                7

20.  Signs                                                                 7

21.  Insurance                                                             7

22.  Damage or Destruction                                                 9

23.  Condemnation                                                          9

24.  Assignment and Subletting                                             10

25.  Default                                                               11

26.  Subordination                                                         12

27.  Notices                                                               12

28.  Attorneys' Fees                                                       13


29.  Tenant Statements                                                     13

30.  Transfer of the Building by Landlord                                  13

31.  Landlord's Right to Perform Tenant's Covenants                        13

32.  Tenant's Remedy                                                       13

33.  Mortgagee Protection                                                  14

34.  Brokers                                                               14

                                         (i)

PARAGRAPH                                                                 PAGE
---------                                                                 ----

35.  Acceptance                                                            14

36.  Modifications for Lender                                              14

37.  Rules and Regulations                                                 14

38.  Parking                                                               14

39.  General                                                               14


                                TABLE OF EXHIBITS
                                -----------------

Exhibit A                     The Premises

Exhibit B                     Work Letter Agreement

Exhibit C                     Commencement Date Memorandum

Exhibit D                     Rules and Regulations

Exhibit E                     Parking Rules and Regulations










                                      (ii)

                                  WATERFRONT PLAZA
                                    OFFICE LEASE

     1.   PARTIES.

          This Lease ("Lease"), dated AUGUST 15, 1994, is entered into by and between Waterfront Tower Partners, L.P., a California limited partnership ("Landlord"), whose address is 500 Airport Boulevard, Suite 121, Burlingame, California 94010 and SERENA CONSULTING, INCORPORATED,
____________________________________________________________________________
___________, a California Corporation ("Tenant"), whose address is 500 Airport Boulevard, Suite 200, Burlingame, California
____________________________________________________________________________.

     2. Terms and Definitions. For the purposes of this Lease the following terms shall have the following definitions:

          2.1 PREMISES. Those certain premises commonly known as 500 Airport Boulevard, Suite 200, Burlingame, California consisting of approximately 15,594 ___________________________________rentable square feet on the 2nd floor of the
Building, as more particularly shown on EXHIBIT A attached hereto.

          2.2 BUILDING. That four (4) story office building located at 500 Airport Boulevard, Burlingame, California, consisting of approximately one hundred thousand (100,000) rentable square feet.

          2.3  TERM. 60 months.

          2.4  ANTICIPATED COMMENCEMENT DATE. NOVEMBER 1, 1994

          2.5  MONTHLY RENT.

                         MONTHS OF TERM     MONTHLY RENT
                         --------------     ------------
                            1-12            $19,492.50
                            13-24           $20,272.20
                            25-36           $21,051.90
                            37-48           $21,831.60
                            49-60           $23,391.00

          2.6  TENANT'S PERCENTAGE. 15.6 percent.

          2.7  DIRECT EXPENSES BASE. 1995

          2.8  SECURITY DEPOSIT. $19,492.50 REQUIRED; $11,000.00 EXISTING;

          2.9  BROKERS. CORNISH & CAREY COMMERCIAL

                    --------------------------------------------------

                    --------------------------------------------------

          2.10 TENANT IMPROVEMENTS. The Improvements to be constructed by Landlord pursuant to EXHIBIT B.

     3.   PREMISES AND COMMON AREAS.

          Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises together with a right in common with other tenants of the Building to use the common areas of the Building. For the purposes of this Lease the "Common Areas" shall be all areas and facilities appurtenant to the Building provided and designated by Landlord for the general use and convenience of Tenant and other tenants and occupants of the Building, including, without limitation, lobbies, interior hallways, entrances, stairways, elevators, designated parking areas, sidewalks, driveways, landscaped areas, service areas, trash disposal facilities, and similar areas and facilities, subject to the reasonable rules and regulations and changes therein from time to time promulgated by Landlord governing the use of the Common Areas.

          Landlord shall at all times have exclusive control of the Common Areas and may at any time temporarily close any part thereof, exclude and restrain anyone from any part thereof, except the bona fide customers, employees and invitees of Tenant who use the Common Areas in accordance with the rules and regulations as Landlord may from time to time promulgate, and may change the configuration or location of the Common Areas. In exercising any such rights, Landlord shall make a reasonable effort to minimize any disruption of Tenant's business.

     4.   LEASE TERM.

          4.1 The term of this Lease shall be for the period set forth in Paragraph 2.3 commencing on the Commencement Date and ending on the expiration of such period, unless sooner terminated as provided herein. The "Commencement Date" of this Lease shall be the date which is the earlier of the following:

               4.1.1 The date the City of Burlingame has approved the Tenant Improvements constructed pursuant to EXHIBIT B as evidenced by the City's completion of a final inspection and written approval of the Tenant Improvements as completed in accordance with the building permit issued for the Tenant Improvements; or

               4.1.2     The date Tenant commences occupancy of the Premises.

          4.2 COMMENCEMENT DATE MEMORANDUM. When the actual Commencement Date is determined, the parties shall execute a memorandum in the form of EXHIBIT C setting forth the Commencement Date.

          4.3 DELIVERY OF POSSESSION. If Landlord is unable to deliver possession of the Premises to Tenant on the Anticipated Commencement Date set forth in Paragraph 2.4, Landlord shall not be subject to liability therefor, nor shall such failure effect the validity of this Lease, or the obligations of Tenant. In such case, subject to the provisions of Paragraph 4.4, Tenant shall not be obligated to pay Rent or perform any other obligations of Tenant under this Lease, except as may be otherwise provided herein, until possession of the Premises is tendered to Tenant; provided, however, if Landlord has not delivered possession of the Premises within sixty (60) days from the Anticipated Commencement Date, subject to force majeure, Tenant may, at Tenant's option with notice in writing to Landlord within ten (10) days thereafter, cancel this Lease. If such notice is not received by Landlord within such ten (10) day period, Tenant's right to cancel this Lease shall terminate and be of no further force and effect.

          4.4 TENANT DELAYS. If the Commencement Date has not occurred on or before the Anticipated Commencement Date due to the fault of Tenant, then notwithstanding any other provision hereof, the Commencement Date of this Lease shall be the date specified as the Anticipated Commencement Date and Tenant shall commence payment to Landlord of the Monthly Rent due hereunder.

          4.5 EARLY ENTRY. If Tenant is permitted to occupy the Premises prior to the Commencement Date for the purpose of fixturing or any other purpose permitted by Landlord, such early entry shall be at Tenant's sole risk and subject to all the terms and provisions hereof, except for the payment of Monthly Rent which shall commence on the Commencement Date. Landlord shall have the right to impose such additional conditions on Tenant's early entry as Landlord shall deem appropriate, and shall further have the right to require that Tenant execute an early entry agreement containing such conditions prior to Tenant's early entry.

     5.   RENT.

          5.1 MONTHLY RENT. Tenant shall pay to Landlord, in lawful money of the United States, for each calendar month of the Term, the Monthly Rent set forth in Paragraph 2.5, except that the first installment of Monthly Rent shall be paid upon execution. Monthly Rent shall be payable in advance, on the first day of each calendar month, without abatement, deduction, claim, offset, prior notice or demand. Monthly Rent for any partial month shall be prorated.

          5.3 ADDITIONAL RENT. All monies (except Monthly Rent) required to be paid by Tenant under this Lease, including, without limitation, Direct Expenses, shall be deemed Additional Rent.

          5.4  RENT. Rent shall mean Monthly Rent plus Additional Rent.

     6.   DIRECT EXPENSES.

          6.1 DEFINITIONS. For the purposes of this Paragraph 6, the following terms shall have the following definitions:

               6.1.1 TENANT'S PERCENTAGE. The percentage of the rentable area of the Premise to the rentable area of the Building. Tenant's Percentage is set forth in Paragraph 2.6 above.

               6.1.2 DIRECT EXPENSES BASE. The amount of the monthly Direct Expenses which Landlord has included in the Monthly Rent, which amount is set forth in Paragraph 2.7 above.

               6.1.3 DIRECT EXPENSES. The term "Direct Expenses" shall include:

                         6.1.3.1   All real and personal property taxes and
assessments imposed by any governmental authority or agency on the Building and the land on which the Building is located (including a prorata portion of any taxes on levied on the common areas); any assessments levied in lieu of taxes; any non-progressive tax on or measured by gross rentals received from the rental of space in the Building; and any other costs levied or assessed by, or at the direction of, any federal, state, or local government authority in connection with the use or occupancy of the Premises or the parking facilities serving the Premises; any tax on this transaction or any document to which Tenant is a party creating or transferring an interest in the Premises, and any expenses, including cost of attorneys or experts, reasonably incurred by Landlord in seeking reduction by the taxing authority of the above-referenced taxes, less tax refunds obtained as a result of an application for review thereof; but shall not include any net income, franchise, capital stock; estate or inheritance taxes.

                          6.1.3.2   Operating costs consisting of all
operating expenses of the Building, which shall be computed on an accrual basis and shall consist of all expenditures to maintain all facilities in the operation of the Building and Common Areas. The term "Operating Costs" as used herein shall mean all expenses, costs and disbursements (but no capital investment items, except as provided in subparagraph (h) below, or specific costs especially billed to and paid by specific tenants) of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership and operation of the Building and Common Areas;
(a) wages and salaries of all employees engaged in operating and maintenance or security of the Building and the Common Areas including taxes, insurance and benefits relating thereto; (b) all supplies and materials used in operation, repair, replacement and maintenance of the Building and Common Areas; (c) cost of all utilities including surcharges for the Building and Common Areas, which are not separately metered to the Premises, including the cost of water, sewer, power, heating, lighting, air conditioning and ventilating for the Building; (d) cost of all maintenance and service agreements for the Building and the Common Areas and the equipment thereon, including but not limited to, security and energy management, services, window cleaning, elevator maintenance and janitorial service; (e) cost of all insurance which Landlord or Landlord's lender deems necessary for the Building and Common Areas including the cost of fire and extended coverage insurance, including a rent loss endorsement, and casualty and liability insurance applicable to the Building and Landlord's personal property used in connection therewith; (f) cost of repairs and general maintenance (excluding repairs and general maintenance paid by proceeds of insurance or by Tenant or other third parties, and alterations attributable solely to tenants of the Building); (g) a reasonable management fee for the manager of the Building and Common Areas; (h) the cost of any capital improvements made to the Building after the Commencement Date that reduce other operating expenses or are required under any governmental law or regulation that was not applicable to the Building at the time it was constructed, such cost thereof to be amortized over such reasonable period as Landlord shall determine consistent with applicable governmental requirements; (l) accounting and attorneys' fees; and (j) licenses, permits, inspection and related governmental fees.

          The cost of additional or extraordinary services provided to Tenant and not paid or payable by Tenant pursuant to other provisions of this Lease, shall be payable by Tenant to Landlord as an Operating Cost and may be billed by Landlord with the Operating Costs or in a lump sum.

          Operating costs shall not include: (i) the cost of any additional or extraordinary services provided to other tenants of the Building; (ii) principal and interest payments on loans secured by deeds of trust recorded against the Building; or (iii) real estate sales or leasing brokerage commissions.

          6.2  PAYMENT BY TENANT. If Tenant's Percentage of the Direct
Expenses paid or incurred by Landlord for any calendar year exceeds the Direct Expenses Base, then Tenant shall pay such excess as additional rent.
As soon as possible after the beginning of each calendar year, Landlord shall give to Tenant a statement of any additional rent payable by Tenant hereunder for the previous year, which shall be due and payable upon receipt. In addition, for each year after the first calendar year or portion thereof, Tenant shall pay Tenant's Percentage of Landlord's estimate of the amount by which the Direct Expenses for that year exceed the Direct Expenses Base. This amount shall be divided into twelve (12) equal monthly installments. Tenant shall pay to Landlord, concurrently with the Monthly Rent payment next due following receipt of such statement, an amount equal to one monthly installment multiplied by the number of months from January in the calendar year in which the statement is submitted to the month of such payment, both months inclusive. Subsequent installments shall be payable concurrently with the regular Monthly Rent payments for the balance of that calendar year and shall continue until the next calendar year's statement is rendered. If, in any calendar year, Tenant's Percentage of the actual Direct Expenses is less than the estimated Direct Expenses for that year, then upon receipt of Landlord's statement, any overpayment made by Tenant on the monthly installment basis shall be credited toward the next Monthly Rent falling due and the estimated monthly installments of Tenant's Percentage of Direct Expenses shall be adjusted to reflect such lower Direct Expenses for the most recent year.

     7.   LATE PAYMENT CHARGES.

          Tenant acknowledges that late payment by Tenant to Landlord of Rent and other charges provided for under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult or impracticable to fix. Therefore, if any installment of Rent or any other charge due from Tenant is not received by Landlord within ten
(10) days after the date due, Tenant shall pay to Landlord an additional sum equal to ten percent (10%) of the amount overdue as a late charge for every month or portion thereof that the Rent or other charges remain unpaid. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of the late payment by Tenant. Any returned checks will be subject to a $25.00 handling charge.

Initials:

/s/ Signature Illegible       /s/ Signature Illegible
Landlord                      Tenant

     8. SECURITY DEPOSIT. Tenant shall deposit with Landlord upon Lease execution the amount set forth in Paragraph 2.8 above as a security deposit for the full and faithful performance of every provision of this Lease to be performed by Tenant. If Tenant defaults with respect to any provision of this Lease, Landlord may apply all or any part of the security deposit for the payment of any Rent or other sum in default, the repair of damage to the Premises, or the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default, to the full extent permitted by law. If any portion of the security deposit is so applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount, and Tenant's failure to do so shall be a default under this Lease. Landlord shall not be required to keep the security deposit separate from its general funds, and Tenant shall not be entitled to interest on the security deposit. If Tenant is not otherwise in default, the security deposit or any balance thereof shall be returned to Tenant within thirty (30) days of termination of the Lease.

     9. CONDITION OF PREMISES. If no Tenant Improvements are to be constructed by Landlord, Tenant acknowledges that Tenant has inspected the Premises and accepts the Premises as of the Commencement Date in their "as-is" condition. If Landlord constructs any Tenant Improvements to the Premises, within ten (10) days after the Commencement Date Tenant shall conduct a walk-through inspection of the Premises with Landlord and complete a punch-list of items needing additional work by Landlord. Other than the items specified in the punch-list, by taking possession of the Premises, Tenant shall be deemed to have accepted the Premises as improved with the Tenant Improvements in good, clean and completed condition and repair, subject to all applicable laws, codes and ordinances. The punch-list to be prepared by Tenant shall not include any damage to the Premises caused by Tenant's move-in, which damage shall be repaired or corrected by Tenant at its expense. Tenant acknowledges that neither Landlord nor its agents have made any representations or warranties as to the suitability or fitness of the Premises for the conduct of Tenant's business or for any other purpose, nor has Landlord or its agents agreed to undertake any alterations or construct any tenant improvements to the Premises except as expressly provided in this Lease.

     10.  HOLDING OVER.

          If Tenant remains in possession of all or any part of the Premises after the expiration of the Term, with the express or implied consent of Landlord, such tenancy shall be month-to-month only and shall not constitute a renewal or extension for any further term. If Tenant remains in possession either with or without Landlord's consent, Monthly Rent shall be increased to an amount equal to one hundred twenty-five percent (125%) of the Monthly Rent payable during the last month of the Term, and any other sums due under this Lease shall be payable in the amount and at the times specified in this Lease. Such month-to-month tenancy shall be subject to every other term, condition, and covenant contained herein. If Tenant remains in possession without Landlord's consent, Tenant shall indemnify, defend and hold Landlord harmless from all claims, costs and liabilities including attorneys' fees and costs, arising from or in connection with Tenant remaining in possession.

     11.  USE OF THE PREMISES.

          11.1 TENANT'S USE. Tenant shall use the Premises solely for general office purposes, and shall not use the Premises for any other purpose without obtaining the prior written consent of Landlord.

          11.2 COMPLIANCE WITH LAWS.

               11.2.1 Tenant shall not use the Premises or suffer or permit anything to be done in or about the Premises or the Common Areas which will in any way conflict with any law, statute, zoning restriction, ordinance or governmental law, rule, regulation or requirement of public authorities now in force or which may hereafter be in force, relating to or affecting the condition, use or occupancy of the Premises or the Common Areas. Tenant shall not commit any public or private nuisance or any other act or thing which might or would disturb the quiet enjoyment of any other tenant of Landlord or any occupant of nearby property. Tenant shall place no loads upon the floors, walls or ceilings in excess of the maximum designed load determined by Landlord or which endanger the structure; nor place any harmful liquids in the drainage systems; nor dump or store waste materials or refuse or allow such to remain outside the Building proper, except in the enclosed trash areas provided.

               11.2.2 "Hazardous Material" shall mean any substance or material which is capable of posing a risk of injury to health, safety or property, including all of those materials and substances designated as hazardous or toxic by any federal, state or local law, ordinance, rule, regulation or policy. Without limiting the generality of the foregoing, the term "Hazardous Material" shall include all of those materials and substances defined as "Toxic Materials" in Sections 66680 through 66685 of Title 22 of the California Code of Regulations, Division 4, Chapter 30, as the same shall be amended from time to time, or any other materials requiring remediation under federal, state or local laws, ordinances, rules, regulations or policies.

               11.2.3 Tenant shall not introduce any Hazardous Material in, on or adjacent to the Premises or the Common Areas without complying with all applicable federal, state and local laws, ordinances, rules, regulations, and policies relating to the release, storage, use, disposal, transportation or clean-up of Hazardous Materials, including, but not limited to, the obtaining of proper permits. Tenant shall immediately notify Landlord of any release or contamination or any inquiry, test, investigation, or enforcement proceeding by or against Tenant or the Premises concerning a Hazardous Material. If Tenant's release, storage, use, disposal or transportation of any Hazardous Material in, on or adjacent to the Premises or the Common Areas results in any contamination of the Premises, the Common Areas, or the soil or surface or groundwater in or about the same, Tenant shall clean-up all such contamination at its expense. Tenant shall indemnify, defend and hold Landlord harmless from and against any claims, suits, causes of action, costs, fees, including attorneys' fees and costs, arising out of or in connection with (i) any such contamination, (ii) any clean-up work, inquiry or enforcement proceeding, (iii) any Hazardous Materials released, stored, used, disposed of, or transported by Tenant or its agents, employees, contractors or invitees or any loss or damage to persons or property resulting from items (i) through (iii) above. Tenant's obligations under this Paragraph 11.2.3 shall survive the termination of this Lease.

     12.  OUTLET ENJOYMENT.

          Landlord covenants that Tenant, upon performing the terms, conditions and covenants of this Lease, shall have quiet and peaceful possession of the Premises as against any person claiming the same by, through or under Landlord.

     13.  ALTERATIONS.

          Tenant shall not make or permit any alterations, additions or improvements ("Alterations") in, on or about the Premises, except for nonstructural Alterations not exceeding Two Thousand Dollars ($2,000.00) in cost per calendar year, without the prior written consent of Landlord, and according to plans and specifications approved in writing by Landlord, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Landlord shall have the right to withhold consent to structural Alterations at its sole and absolute discretion. With regard to Alterations not requiring Landlord's consent, Tenant shall provide Landlord copies of all plans and specifications therefor prior to the construction thereof. Notwithstanding the foregoing Tenant shall not, without the prior written consent of Landlord, make any:

           (a) Alterations to the structure or exterior of the Building;

           (b) Alterations to and penetrations of the roof of the Building; and

           (c) Alterations visible from outside the Premises, including the Common Areas, to which Landlord may withhold Landlord's consent on wholly aesthetic grounds.

All Alterations shall be installed at Tenant's sole expense, in compliance with all applicable laws, by a licensed contractor, shall be done in a good and workmanlike manner conforming in quality and design with the Premises existing as of the Commencement Date, and shall not diminish the value of either the Building or the Premises. All Alterations made by Tenant other than trade fixtures and personal property shall be and become the property of Landlord upon installation and shall not be deemed Tenant's personal property; provided, however, that Landlord may, at its option at the time consent for the Alterations is requested, require that Tenant, at Tenant's expense at the expiration or earlier termination of the Term, remove any or all Alterations installed by Tenant and return the Premises to their condition prior to the installation of such Alterations, normal wear and tear excepted. Notwithstanding any other provision of this Lease, Tenant shall be solely responsible for the maintenance and repair of any and all Alterations made by it to the Premises. Tenant shall give Landlord written notice of Tenant's intention to perform work on the Premises, whether or not Landlord's consent is required, at least twenty (20) days prior to the commencement of such work to enable Landlord to post and record a Notice of Nonresponsibility or other notice deemed proper before the commencement of any such work. Landlord, at Landlord's option at the expiration or earlier termination of the Term, may require Tenant to remove some or all of any Alterations installed without Landlord's consent.

     14.  SURRENDER OF THE PREMISES.

          Upon the expiration or earlier termination of the Term, Tenant shall surrender the Premises to Landlord in its condition existing as of the Commencement Date, normal wear and tear and fire or other casualty and approved Alterations excepted, with all interior walls repaired and repainted if marked or damaged, all carpets shampooed and cleaned, all broken, marred or nonconforming acoustical ceiling tiles replaced, and all floors cleaned and waxed, all to the reasonable satisfaction of Landlord. Tenant shall remove from the Premises all of Tenant's Alterations required to be removed pursuant to Paragraph 13 and all Tenant's personal property, and repair any damage and perform any restoration work caused by such removal. If Tenant fails to remove such Alterations and Tenant's personal property, and such failure continues after the termination of this Lease, Landlord may retain such property and all rights of Tenant with respect to it shall cease, or Landlord may place all or any portion of such property in public storage for Tenant's account. Tenant shall be liable to Landlord for costs of removal of any such Alterations and Tenant's personal property and storage and transportation costs of same, and the cost of repairing and restoring the Premises, together with interest at the maximum rate permitted by law from the date of expenditure by Landlord. If the Premises are not so surrendered at the expiration or earlier termination of this Lease, Tenant shall indemnify, defend and hold Landlord and its agents harmless against all claims, costs and liabilities, including attorneys' fees and costs, resulting from Tenant's delay in so surrendering the Premises.

     15. PERSONAL PROPERTY TAXES. Tenant shall pay prior to delinquency all taxes assessed or levied against Tenant's personal property in, on or about the Premises or elsewhere. When possible, Tenant shall cause its personal property to be assessed and billed separately from the real or personal property of Landlord.

     16.  UTILITIES AND SERVICES.

          Landlord agrees to furnish or cause to be furnished to the Premises during normal business hours water, gas, electricity suitable for the intended use of the Premises, heating and air conditioning required for the comfortable use and occupancy of the Premises, refuse pickup, and janitorial service. Landlord shall not be liable for and Tenant shall not be entitled to any abatement of rent by reason of Landlord's failure to furnish any of the foregoing utilities and services when such failure is caused by accident, breakage or repairs, strikes, lockouts or other labor disturbances or labor disputes, governmental regulation, moratorium or other governmental action, inability despite the exercise of due diligence to obtain water, electricity or fuel, or any other cause beyond Landlord's reasonable control. In the event of any failure, stoppage or interruption, Landlord shall diligently attempt to promptly resume services.

     17.  REPAIR AND MAINTENANCE.

          17.1 LANDLORD'S OBLIGATIONS. Landlord shall keep in good order, condition and repair the structural parts of the Building, including the foundation and subflooring of the Building, the roof and exterior walls (excluding the interior surfaces of exterior walls), and the Common Areas, including parking areas, driveways, sidewalks, exterior lighting and landscaped areas, except for any damage thereto caused by the negligence or willful acts or omissions of Tenant or of Tenant's agents, employees or invitees, or by reason of the failure of Tenant to perform or comply with any terms of this Lease, or caused by Alterations made by Tenant or by Tenant's agents, employees or contractors. It is an express condition precedent to all obligations of Landlord to repair and maintain that Tenant shall have notified Landlord of the need for such repairs or maintenance. Tenant waives the provisions of Sections 1941 and 1942 of the California Civil Code and any similar or successor law regarding Tenant's right to make repairs and deduct the expenses of such repairs from the Rent due under this Lease.

          17.2 TENANT'S OBLIGATIONS. Tenant shall at all times and at its own expense clean, keep and maintain in good order, condition and repair every part of the Premises which is not within Landlord's obligation pursuant to Paragraph 17.1. Tenant's repair and maintenance obligations shall include interior walls and wall surfaces, ceilings, floors and floor coverings, windows, doors, entrances and vestibules located within the Premises. Tenant shall also be responsible for all pest control within the Premises. Tenant shall, at its cost, comply with, including the making by Tenant of any Alteration to the Premises, all present and future regulations, rules, laws, ordinances, and requirements of all governmental authorities (including, without limitation state, municipal, county and federal governments and their departments, bureaus, boards and officials) arising from the use or occupancy of, or applicable to, the Premises or privileges appurtenant to or in connection with the enjoyment of the Premises.

     18.  LIENS.

          Tenant shall keep the Building free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant and shall indemnify, defend and hold Landlord and its Agents harmless from all claims, costs and liabilities, including attorneys' fees and costs, in connection with or arising out of any such lien or claim of lien. Tenant shall cause any such lien imposed to be released of record by payment or posting of a proper bond acceptable to Landlord within ten (10) days after written request by Landlord. Tenant shall give Landlord written notice of Tenant's intention to perform work on the Premises which might result in any claim of lien at least ten (10) days prior to the commencement of such work to enable Landlord to post and record a Notice of Nonresponsibility. If Tenant fails to so remove any such lien within the prescribed ten (10) day period, then Landlord may do so at Tenant's expense and Tenant shall reimburse Landlord for such amounts upon demand. Such reimbursement shall include all costs incurred by Landlord including Landlord's reasonable attorneys fees with interest thereon at the maximum rate permitted by law.

     19.  LANDLORD'S RIGHT TO ENTER THE PREMISES.

          Tenant shall permit Landlord and its agents to enter the Premises at all reasonable times with reasonable notice, except for emergencies in which case no notice shall be required, to inspect the same, to post notices of nonresponsibility and similar notices, and marketing signs, to show the Premises to interested parties such as prospective lenders, to make necessary repairs, to discharge Tenant's obligations hereunder when Tenant has failed to do so within a reasonable time after written notice from Landlord, and at any reasonable time within one hundred and eighty (180) days prior to the expiration or earlier termination of the Term, to place upon the Building and the Common Areas ordinary "For Lease" signs and to show the Premises to prospective tenants. The above rights are subject to reasonable security regulations of Tenant, and to the requirement that Landlord shall at all times act in a manner to cause the least possible physical interference with Tenant's business.

     20.  SIGNS.

          The location, size, design, color and other physical aspects of the Tenant identification sign shall be subject to the Landlord's written approval prior to installation, which shall not be unreasonably withheld, and any appropriate municipal or other governmental approvals. The cost of the sign, its installation, maintenance and removal expense shall be Tenant's sole expense. If Tenant fails to maintain its sign, or, if Tenant fails to remove its sign upon termination of this Lease, Landlord may do so at Tenant's expense and Tenant's reimbursement to Landlord for such amounts shall be deemed Additional Rent.

     21.  INSURANCE.

          21.1 INDEMNIFICATION. Tenant hereby agrees to defend, indemnify and hold harmless Landlord and its agents from and against any and all claims, damage, loss, liability or expense including attorneys' fees and legal costs suffered directly or by reason of any claim, suit or judgment brought by or in favor of any person or persons for damage, loss or expense due to, but not limited to, bodily injury and property damage sustained by such person or persons which arises out of, is occasioned by or in any way attributable to the use or occupancy of the Premises or the Common Areas or any part thereof and adjacent areas by Tenant, the acts or omissions of the Tenant, its agents, employees or any contractors brought onto the Premises or the Common Areas by Tenant, except to the extent caused by the negligence or willful misconduct of Landlord or its agents. Tenant agrees that the obligations assumed herein shall survive this Lease.

          21.2 TENANT'S INSURANCE. Tenant agrees to maintain in full force and effect at all times during the Term, at its own expense, for the protection of Tenant and Landlord, as their interests may appear, policies of insurance issued by a responsible carrier or carriers acceptable to Landlord which afford the following coverages:

               21.2.1 Comprehensive general liability insurance in an amount not less than Two Million and no/100ths Dollars ($2,000,000.00) combined single limit for both bodily injury and property damage which includes blanket contractual liability broad form property damage, personal injury, completed operations and products liability, naming Landlord and its Agents as additional insureds.

               21.2.2 "All Risk" property insurance (including, without limitation, vandalism, malicious mischief, inflation endorsement, and sprinkler leakage endorsement) on Tenant's personal property located on or in the Premises. Such insurance shall be in the full amount of the replacement cost, as the same may from time to time increase as a result of inflation or otherwise, and shall be in a form providing coverage comparable to the coverage provided in the standard ISO All-Risk form. As long as this Lease is in effect, the proceeds of such policy shall be used for the repair and replacement of such items so insured. Landlord shall have no interest in the insurance proceeds on Tenant's personal property.

          21.3 BUILDING INSURANCE. During the Term Landlord shall maintain "All Risk" property insurance (including inflation endorsement, sprinkler leakage endorsement and, at Landlord's option, boiler and machinery insurance, earthquake and flood coverage) on the Building excluding coverage of all Tenant's personal property located on or in the Premises, but including the Tenant improvements. Such insurance shall also include insurance against loss of rents on an "All Risk" basis, including, at Landlord's option, earthquake and flood, in an amount equal to the Monthly Rent and Additional Rent, and any other sums payable under the Lease, for a period of at least twelve (12) months commencing on the date of loss. Such insurance shall name Landlord and its Agents as named insureds and include a lender's loss payable endorsement in favor of Landlord's lender (Form 438 BFU Endorsement). If the Building insurance premiums are increased due to Tenant's use of the Premises, improvements installed by Tenant, or any other cause solely attributable to Tenant, Tenant shall pay the full amount of the increase within ten (10) days after written notice from Landlord.

          21.4 INCREASED COVERAGE. Upon demand, Tenant shall provide Landlord, at Tenant's expense, with such increased amount of existing insurance, and such other insurance as Landlord or Landlord's lender may reasonably require to afford Landlord and Landlord's lender adequate protection.

          21.5 CO-INSURER. If, on account of the failure of Tenant to comply with the foregoing provisions, Landlord is adjudged a co-insurer by its insurance carrier, then, any loss or damage Landlord shall sustain by reason thereof, including attorneys' fees and costs, shall be borne by Tenant and shall be immediately paid by Tenant upon receipt of a bill therefor and evidence of such loss.

          21.6 INSURANCE REQUIREMENTS. All insurance shall be in a form satisfactory to Landlord and shall be carried with companies that have a general policy holder's rating of not less than "A" and a financial rating of not less than Class "X" in the most current edition of Best's insurance Reports shall provide that such policies shall not be subject to material alteration or cancellation except after at least thirty (30) days' prior written notice to Landlord; and shall be primary as to Landlord. The policy or policies, or duly executed certificates for them, together with satisfactory evidence of payment of the premium thereon shall be deposited with Landlord prior to the Commencement Date, and upon renewal of such policies, not less than thirty (30) days prior to the expiration of the term of such coverage. If Tenant fails to procure and maintain the insurance required hereunder, Landlord may, but shall not be required to, order such insurance at Tenant's expense and

Tenant shall reimburse Landlord. Such reimbursement shall include all costs incurred by Landlord including Landlord's reasonable attorneys fees, with interest thereon at the maximum rate permitted by law.

          21.7 LANDLORD'S DISCLAIMER. Landlord and its agents shall not be liable for any loss or damage to persons or property resulting from fire, explosion, falling plaster, glass, tile or sheetrock, steam, gas, electricity, water or rain which may leak from any part of the Building, or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or whatsoever, unless caused by or due to the sole negligence or willful acts of Landlord. Landlord and its agents shall not be liable for any latent defect in the Premises. Tenant shall give prompt written notice to Landlord in case of a casualty, accident or repair needed in the Premises.

          21.8 WAIVER OF SUBROGATION. Landlord and Tenant each hereby waive all rights of recovery against the other on account of loss and damage occasioned to such waiving party for its property or the property of others under its control to the extent that such loss or damage is insured against under any insurance policies which may be in force at the time of such loss or damage. Tenant and Landlord shall, upon obtaining policies of insurance required hereunder, give notice to the insurance carrier that the foregoing mutual waiver of subrogation is contained in this Lease and Tenant and Landlord shall cause each insurance policy obtained by such party to provide that the insurance company waives all right of recovery by way of subrogation against either Landlord or Tenant in connection with any damage covered by such policy.

     22.  DAMAGE OR DESTRUCTION.

          22.1 LANDLORD'S OBLIGATION TO REBUILD. If the Premises or the Building is damaged or destroyed, Landlord shall promptly and diligently repair the same unless it has the right to terminate this Lease as provided herein and it elects to so terminate.

          22.2 RIGHT TO TERMINATE. Landlord shall have the right to terminate this Lease in the event any of the following events occurs:

               22.2.1 Insurance proceeds are not available to pay one hundred percent (100%) of the cost of such repair;

               22.2.2 The Premises cannot, with reasonable diligence, be fully repaired by Landlord within one hundred twenty (120) days after the date of the damage or destruction; or

               22.2.3 The Premises cannot be safely repaired because of the presence of hazardous factors, including, but not limited to, earthquake faults, radiation, chemical waste and other similar dangers.

          If Landlord elects to terminate this Lease, Landlord shall give Tenant written notice of its election to terminate within thirty (30) days after such damage or destruction, and this Lease shall terminate fifteen (15) days after the date Tenant receives such notice. If Landlord elects not to terminate the Lease, subject to Tenant's termination right set forth below, Landlord shall promptly commence the process of obtaining necessary permits and approvals and repair of the Premises or the Building as soon as practicable, and this Lease will continue in full force and effect. All insurance proceeds from insurance under Paragraph 21.3 shall be disbursed and paid to Landlord. Tenant shall be required to pay to Landlord the amount of any deductibles payable in connection with any insured casualties, unless the casualty was caused by the sole negligence or willful misconduct of Landlord.

          Tenant shall have the right to terminate this Lease, if the Premises cannot, with reasonable diligence and subject to Tenant delays, be fully repaired within one hundred eighty (180) days from the date of damage or destruction. The determination of the estimated repair period shall be made by Landlord in its good faith business judgment within thirty (30) days after such damage or destruction. Landlord shall deliver written notice of the repair period to Tenant after such determination has been made and Tenant shall exercise its right to terminate this Lease, if at all, within ten (10) days of receipt of such notice from Landlord.

          22.3 LIMITED OBLIGATION TO REPAIR. Landlord's obligation, should it elect or be obligated to repair or rebuild, shall be limited to the basic Premises, the Tenant Improvements, or the basic Building, as the case may be.

          22.4 ABATEMENT OF RENT. Rent shall be temporarily abated proportionately, but only to the extent of any proceeds received by Landlord from rental abatement Insurance described in Paragraph 21.3, during any period when, by reason of such damage or destruction, Landlord and Tenant reasonably determine that there is substantial interference with Tenant's use of the Premises, having regard to the extent to which Tenant may be required to discontinue Tenant's use of the Premises. Such abatement shall commence upon such damage or destruction and end upon substantial completion by Landlord of the repair or reconstruction which Landlord is obligated or undertakes to do. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the Premises, damage to

Tenant's personal property or any Inconvenience occasioned by such damage, repair or restoration. Tenant hereby waives the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, of the California Civil Code, and the provisions of any similar law hereinafter enacted.

          22.5 DAMAGE NEAR END OF TERM. Anything herein to the contrary notwithstanding, if the Premises or the Building is destroyed or damaged during the last twelve (12) months of the Term, then Landlord or Tenant may, at its option, cancel and terminate this Lease as of the date of the occurrence of such damage. If neither Landlord nor Tenant elects to so terminate this Lease, the repair of such damage shall be governed by Paragraphs 22.1 and 22.2.

     23.  CONDEMNATION.

          23.1 TOTAL CONDEMNATION. If title to all of the Premises or Building or so much thereof is taken for any public or quasi-public use under any statute or by right of eminent domain so that reconstruction of the Premises or Building will not, In Landlord's and Tenant's mutual opinion, result in the Premises being reasonably suitable for Tenant's continued occupancy for the uses and purposes permitted by this Lease, this Lease shall terminate as of the date that possession of the

Premises or Building or part thereof be taken. A sale by Landlord to any authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain for all purposes of this paragraph.

          23.2 PARTIAL CONDEMNATION. If any part of the Premises or Building is taken and the remaining part is reasonably suitable for Tenant's continued occupancy for the purposes and uses permitted by this Lease, this Lease shall, as to the part so taken, terminate as of the date that possession of such part of the Premises or Building is taken. The Rent and other sums payable hereunder shall be reduced in the same proportion that Tenant's use and occupancy of the Premises is reduced. If any portion of the Common Areas is taken, Tenant's Rent shall be reduced only if such taking materially interferes with Tenant's use of the Common Areas and then only to the extent that the fair market rental value is diminished by such partial taking. If the parties disagree as to the amount of Rent reduction, the matter shall be resolved by arbitration and such arbitration shall comply with and be governed by the California Arbitration Act, Sections 1280 through 1294.2 of the California Code of Civil Procedure. Each party hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Property or Premises.

          23.3 NO ALLOCATION OF AWARD. No award for any partial or entire taking shall be apportioned. Tenant assigns to Landlord its interest in any award which may be made in such taking or condemnation, together with any and all rights of Tenant arising in or to the same or any part thereof. Nothing contained herein shall be deemed to give Landlord any interest in or require Tenant to assign to Landlord any separate award made to Tenant for the taking of Tenant's personal property, for the interruption of Tenant's business, or its moving costs, or for the loss of its good will.

     24.  ASSIGNMENT AND SUBLETTING.

          24.1 DEFINITIONS.

               24.1.1 SUBLET. Any transfer, sublet, assignment, license or concession agreement, change of ownership, mortgage, or hypothecation of this Lease or the Tenant's interest in the Lease or in and to all or a portion of the Premises.

               24.1.2 SUBRENT. Any consideration of any kind received, or to be received, by Tenant from a subtenant if such sums are related to Tenant's interest in this Lease or in the Premises.

               24.1.3 SUBTENANT. The person or entity with whom a Sublet is proposed to be or is made.

          24.2 LANDLORD'S CONSENT. Tenant shall not enter into a Sublet without Landlord's prior written consent, which consent shall not be unreasonably withheld. Any attempted or purported Sublet without Landlord's prior written consent shall be void and confer no rights upon any third person and, at Landlord's election, shall terminate this Lease. Each Subtenant shall agree in writing, for the benefit of Landlord, to assume, to be bound by, and to perform the terms, conditions and covenants of this Lease to be performed by Tenant. Notwithstanding anything contained herein, Tenant shall not be released from personal liability for the performance of each term, condition and covenant of this Lease by reason of Landlord's consent to a Sublet unless Landlord specifically grants such release in writing.

          24.3 INFORMATION TO BE FURNISHED. If Tenant desires at any time to Sublet the Premises or any portion thereof, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord; (i) the name and identity of the proposed Subtenant; (ii) the nature of the proposed Subtenant's business to be carried on in the Premises; (iii) the terms and provisions of the proposed Sublet and a copy of the proposed Sublet form containing a description of the subject premises; and (iv) such financial information, including financial statements, as Landlord may reasonably request concerning the proposed Subtenant.

          24.4 LANDLORD'S ALTERNATIVES. At any time within thirty (30) days after Landlord receipt of the information specified in Paragraph 24.3, Landlord may, by written notice to Tenant, elect; (i) to lease for its own account the Premises or the portion thereof so proposed to be Sublet by Tenant, upon the same terms as those offered to the proposed Subtenant but on a form acceptable to Landlord; (ii) to lease for its own account the Premises or the portion thereof so proposed to be Sublet by Tenant to any person upon any terms desired by Landlord; (iii) to consent to the Sublet by Tenant; or
(iv) to refuse its consent to the Sublet. If Landlord consents to the Sublet, Tenant may thereafter enter into a valid Sublet of the Premises or portion thereof, upon the terms and conditions and with the proposed Subtenant set forth in the information furnished by Tenant to Landlord pursuant to Paragraph 24.3, subject, however, at Landlord's election, to the condition that any excess of the

Subrent over the Rent required to be paid by Tenant under this Lease, less reasonable attorneys' fees and leasing commissions paid by Tenant on the Sublet, shall be paid to Landlord.

          24.5 PRORATION. If a portion of the Premises is Sublet, the pro rata share of the Rent attributable to such partial area of the Premises shall be determined by Landlord by dividing the Rent payable by Tenant hereunder by the total square footage of the Premises and multiplying the resulting quotient (the per square foot rent) by the number of square feet of the Premises which are Sublet.

          24.6 EXEMPT SUBLETS. Notwithstanding the above, Landlord's prior written consent shall not be required for an assignment of this Lease to a subsidiary, affiliate or parent corporation of Tenant, or a corporation into which Tenant merges or consolidates, if Tenant gives Landlord prior written notice of the name of any such assignee, and if the assignee assumes, in writing, for the benefit of Landlord all of Tenant's obligations under the Lease. An assignment or other transfer of this Lease to a purchaser of all or substantially all of the assets of Tenant shall be deemed a Sublet requiring Landlord's prior written consent. Such assignment shall not relieve Tenant of any obligations under this Lease.

     25.  DEFAULT.

          25.1 TENANT'S DEFAULT. A default under this Lease by Tenant shall exist if any of the following occurs:

               25.1.1 If Tenant fails to pay Rent or any other sum required to be paid hereunder within five (5) days after the date due; or

               25.1.2 If Tenant falls to perform any term, covenant or condition of this Lease except those requiring the payment of money, and Tenant fails to cure such breach within ten (10) days after written notice from Landlord where such breach could reasonably be cured within such ten (10) day period; provided, however, that where such failure could not reasonably be cured within the ten (10) day period, that Tenant shall not be in default if it commences such performance within the ten (10) day period and diligently thereafter prosecutes the same to completion; or

               25.1.3 If Tenant assigns its assets for the benefit of its creditors; or

               25.1.4 If the sequestration or attachment of or execution on any material part of Tenant's personal property essential to the conduct of Tenant's business occurs, and Tenant fails to obtain a return or release of such personal property within thirty (30) days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier; or

               25.1.5 If a court makes or enters any decree or order other than under the bankruptcy laws of the United States adjudging Tenant to be insolvent; or approving as properly filed a petition seeking reorganization of Tenant; or directing the winding up or liquidation of Tenant and such decree or order shall have continued for a period of thirty (30) days.

          25.2 REMEDIES. Upon a default, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:

               25.2.1 Landlord may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate this Lease, and Landlord shall have the right to collect Rent when due.

               25.2.2 Landlord may terminate Tenant's right to possession of the Premises at any time by giving written notice to that effect, and relet the Premises or any part thereof. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises or any part thereof, including, without limitation, broker's commissions, expenses of cleaning and redecorating the Premises required by the reletting and like costs. Reletting may be for a period shorter or longer than the remaining term of this Lease. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. On termination, Landlord has the right to remove all Tenant's personal property and store same at Tenant's cost and to recover from Tenant as damages:

                    25.2.2.1 The worth at the time of award of unpaid Rent and other sums due and payable which had been earned at the time of termination; plus

                    25.2.2.2 The worth at the time of award of the amount by which the unpaid Rent and other sums due and payable which would have been payable after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; plus

                    25.2.2.3 The worth at the time of award of the amount by which the unpaid Rent and other sums due and payable for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; plus

                    25.2.2.4 Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord: (i) in retaking possession of the Premises; (ii) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering or rehabilitating the Premises or any portion thereof, including such acts for reletting to a new tenant or tenants; (iii) for leasing commissions; or (iv) for any other costs necessary or appropriate to relet the Premises; plus

                    25.2.2.5 At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of California.

                    The "worth at the time of award" of the amounts referred to in Paragraphs 25.2.2.1 and 25.2.2.2 is computed by allowing interest at the Interest Rate on the unpaid rent and other sums due and payable from the termination date through the date of award. The "worth at the time of award" of the amount referred to in Paragraph 25.2.2.3 is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any default of Tenant hereunder.

               25.2.3 Landlord may, with or without terminating this Lease, re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. No re-entry or taking possession of the Premises by Landlord pursuant to this paragraph shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant.

          25.3 LANDLORD'S DEFAULT. Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligation within thirty (30) days after receipt of written notice by Tenant to Landlord specifying the nature of such default; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within such thirty (30) day period and thereafter diligently prosecute the same to completion.

     26.  SUBORDINATION.

          This Lease is subject and subordinate to mortgages and deeds of trust (collectively "Encumbrances") which may now affect the Building, to any covenants, conditions and restrictions and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, if the holder or holders of any such Encumbrance ("Holder") shall require that this Lease to be prior and superior thereto, within seven (7) days of written request of Landlord to Tenant, Tenant shall execute, have acknowledged and deliver any and all documents or instruments, in the form presented to Tenant, which Landlord or Holder deems necessary or desirable for such purposes. Landlord shall have the right to cause this Lease to be and become and remain subject and subordinate to any and all Encumbrances which are now or may hereafter be executed covering the Premises or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon and subject to all the terms and provisions thereof; provided only, that in the event of termination of any such lease or upon the foreclosure of any such mortgage or deed of trust, so long as Tenant is not in default, Holder agrees to recognize Tenant's rights under this Lease as long as Tenant shall pay the Rent and observe and perform all the provisions of this Lease to be observed and performed by Tenant. Within seven
(7) days after Landlord's written request, Tenant shall execute any and all documents required by Landlord or the Holder required to make this Lease subordinate to any lien of the Encumbrance. If Tenant fails to do so, it shall be deemed that this Lease is subordinated.

          Notwithstanding anything to the contrary set forth in this paragraph, Tenant hereby attorns and agrees to attorn to any entity purchasing or otherwise acquiring the Building or the Project at any sale or other proceeding or pursuant to the exercise of any other rights, powers or remedies under such Encumbrance.

     27. NOTICES. Any notice or demand required or desired to be given under this Lease shall be in writing and shall be personally served or in lieu of personal service may be given by mail. If given by mail, such notice shall be deemed to have been given when seventy-two (72) hours have elapsed from the time when such notice was deposited in the United States mail, registered or certified, and postage prepaid, addressed to the party to be served. At the date of execution of this Lease, the addresses of Landlord and Tenant are as set forth in Paragraph 1. After the Commencement Date, the address of Tenant shall be the address of the Premises. Either party may change its address by giving notice of same in accordance with this paragraph.

     28.  ATTORNEYS' FEES.

          If either party brings any action or legal proceeding for damages for an alleged breach of any provision of this Lease, to recover rent, or other sums due, to terminate the tenancy of the Premises or to enforce, protect or establish any term, condition or covenant of this Lease or right of either party, the prevailing party shall be entitled to recover as a part of such action or proceedings, or in a separate action brought for that purpose, reasonable attorneys' fees and costs.

     29.  TENANT STATEMENTS.

          29.1 ESTOPPEL CERTIFICATES. Tenant shall within seven (7) days following written request by Landlord execute and deliver to Landlord any documents, including estoppel certificates, in the form prepared by Landlord
(a) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect and the date to which the Rent and other charges are paid in advance, if any, and (b) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord, or, if there are uncured defaults on the part of the Landlord, stating the nature of such uncured defaults, and (c) evidencing the status of the Lease as may be required either by a lender making a loan to Landlord to be secured by deed of trust or mortgage covering the Building or a purchaser of the Building from Landlord. Tenant's failure to deliver an estoppel certificate within seven (7) days after delivery of Landlord's written request therefor shall be conclusive upon Tenant (a) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (b) that there are now no uncured defaults in Landlord's performance and (c) that no Rent has been paid in advance. If Tenant fails to so deliver a requested estoppel certificate within the prescribed time it shall be conclusively presumed that the Lease is unmodified and in full force and effect except as represented by Landlord.

          29.2 FINANCIAL STATEMENTS. Tenant shall within seven (7) days after written request by Landlord deliver to Landlord the current financial statements of Tenant, and financial statements of the two (2) years prior to the current financial statements year, with an opinion of a certified public accountant, including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied.

     30.  TRANSFER OF THE BUILDING BY LANDLORD.

          In the event of any conveyance of the Building and assignment by Landlord of this Lease, Landlord shall be and is hereby entirely released from all liability under any and all of its covenants and obligations contained in or derived from this Lease occurring after the date of such conveyance and assignment and Tenant agrees to attorn to such transferee provided such transferee assumes Landlord's obligations under this Lease.

     31.  LANDLORD'S RIGHT TO PERFORM TENANT'S COVENANTS.

          If Tenant shall at any time fail to make any payment or perform any other act on its part to be made or performed under this Lease within the time periods specified in Paragraphs [22.A(i)] and (ii) as applicable, Landlord may, but shall not be obligated to and without waiving or releasing Tenant from any obligation of Tenant under this Lease, make such payment or perform such other act to the extent Landlord may deem desirable, and in connection therewith, pay expenses and employ counsel. All sums so paid by Landlord and all penalties, interest and costs in connection therewith shall be due and payable by Tenant on the next day after any such payment by Landlord, together with interest thereon at the interest Rate from such date to the date of payment by Tenant to Landlord, plus collection costs and attorneys' fees. Landlord shall have the same rights and remedies for the nonpayment thereof as in the case of default in the payment of Rent.

     32.  TENANT'S REMEDY.

          If, as a consequence of a default by Landlord under this Lease, Tenant recovers a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the Building and out of Rent or other income from such property receivable by Landlord or out of consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title or interest in the Building, and neither Landlord nor its agents shall be liable for any deficiency.

     33.  MORTGAGEE PROTECTION.

          If Landlord defaults under this Lease, Tenant will notify any beneficiary of a deed of trust or mortgagee of a mortgage covering the Building, and offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Building by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure.

     34.  BROKERS.

          Landlord and Tenant each warrant and represent to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease other than the broker(s) named in Paragraph 2.9 above, and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. Landlord and Tenant agree to indemnify, defend and hold each other and their respective agents harmless from and against any and all liabilities or expenses, including attorneys fees and costs, arising out of or in connection with claims made by any other broker or individual for commissions or fees resulting from the execution of this Lease.

     35.  ACCEPTANCE.

          This Lease shall only become effective and binding upon full execution hereof by Landlord and delivery of a signed copy to Tenant. Neither party shall record this Lease nor a short form memorandum thereof.

     36.  MODIFICATIONS FOR LENDER.

          If, in connection with obtaining financing for the Building or any portion thereof, Landlord's lender shall request reasonable modification to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay or defer its consent thereto, provided such modifications do not materially adversely affect Tenant's rights hereunder.

     37. RULES AND REGULATIONS. Tenant shall faithfully observe and comply with the Rules and Regulations of the Building, a copy of which is attached as EXHIBIT D to this Lease, and all reasonable nondiscriminatory modifications and/or additions to the Rules and Regulations which Landlord may adopt from time to time.

     38. PARKING. Tenant shall have the right to use the parking facilities of the Building in common with other tenants of the Building. Tenant's use of the parking facilities shall be on the terms and conditions set forth in EXHIBIT E.

     39.  GENERAL.

          39.1 CAPTIONS. The captions and headings used in this Lease are for the purpose of convenience only and shall not be construed to limit or extend the meaning of any part of this Lease.

          39.2 EXECUTED COPY. Any fully executed copy of this Lease shall be deemed an original for all purposes.

          39.3 TIME. Time is of the essence for the performance of each term, condition and covenant of this Lease.

          39.4 SEVERABILITY. If one or more of the provisions contained herein, except for the payment of Rent, is for any reason held invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

          39.5 CHOICE OF LAW. This Lease shall be construed and enforced in accordance with the substantive laws of the State of California. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

          39.6 GENDER: SINGULAR, PLURAL. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural.

          39.7 BINDING EFFECT. The covenants and agreement contained in this Lease shall be binding on the parties hereto and on their respective successors and assigns to the extent this Lease is assignable.

          39.8 WAIVER. The waiver by Landlord of any breach of any term, condition or covenant, of this Lease shall not be deemed to be a waiver of such provision or any subsequent breach of the same or any other term, condition or covenant of this Lease. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach at the time of acceptance of such payment. No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord.

          39.9 ENTIRE AGREEMENT. This Lease is the entire agreement between the parties, and there are no agreements or representations between the parties except as expressed herein. Except as otherwise provided herein, no subsequent change or addition to this Lease shall be binding unless in writing and signed by the parties hereto.

          39.10 AUTHORITY. If Tenant is a corporation or a partnership, each individual executing this Lease on behalf of said corporation or partnership, as the case may be, represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said entity in accordance with its corporate bylaws, statement of partnership or certificate of limited partnership, as the case may be, and that this Lease is binding upon said entity in accordance with its terms. Landlord, at its option, may require a copy of such written authorization to enter into this Lease.

          39.11 EXHIBITS. All exhibits, amendments, riders and addendums attached hereto are hereby incorporated herein and made a part hereof.

     This Lease is effective as of the date the last signatory necessary to execute the Lease shall have executed this Lease.

                                        TENANT

Dated 94/11/21                          SERENA CONSULTING, INCORPORATED


                                        --------------------------------
                                        a California Corporation


                                        By /s/ Douglas D. Troxel
                                           -----------------------------

                                        Its President

                                        By____________________________

                                        Its__________________________

                                        LANDLORD


Dated 12/1/94                           Waterfront Tower Partners, L.P., a

                                        California limited partnership

                                        By Peninsula Office Management, Inc.,

                                        a California corporation
                                        General Partner


                                        By /s/ Angelo A. Orphan
                                           -----------------------------

                                        Its PRES